Exhibit 10.iii.j
THE MOSAIC COMPANY
DESCRIPTION OF EXECUTIVE FINANCIAL PLANNING PROGRAM
The Mosaic Company provides an executive financial planning program pursuant to which our executive officers are eligible for reimbursement of up to $12,000 per calendar year (up to $15,000 for the Chief Executive Officer) for the costs of financial and tax planning.